Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 333-117860; 333-123656; 333-134467; 333-143161; 333-151180; 333-159554; 333-167190; 333-174209; 333-177018; 333-178606; 333-179317; 333-181698; 333-183580; 333-183885; 333-188850; 333-189249; 333-189801; 333-189980; 333-198360; 333-198361; 333-209965; 333-211510; 333-213418; 333-213419; 333-213420; 333-213437; 333-213685; 333-214747; and 333-218598) and Form S-3 (Nos. 333-209964; 333-213506; 333-213507; 333-213684; 333-214746; and 333-222133) of salesforce.com, inc. of our report dated February 22, 2018, with respect to the consolidated balance sheets of MuleSoft, Inc. and subsidiaries as of December 31, 2017 and 2016, and the related consolidated statements of operations, comprehensive loss, stockholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2017, and the related notes (collectively, the “consolidated financial statements”), which report is incorporated by reference in the Form 8-K of salesforce.com, inc. dated May 2, 2018.

/s/ KPMG LLP

Santa Clara, California

May 2, 2018